UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 25, 2023, SCYNEXIS, Inc. (the “Company”) disclosed that, after becoming aware of a risk of potential cross-contamination during the manufacture of ibrexafungerp, the Company was recalling BREXAFEMME® (ibrexafungerp tablets) from the market and placing a temporary hold on clinical studies of ibrexafungerp. The Company is filing this 8-K to provide investors with the following updates:

▪
The patient level and clinical product recall has been initiated. SCYNEXIS is working with an experienced vendor to manage the process.
▪
SCYNEXIS has begun engaging with the FDA. During a meeting on September 27, 2023, the FDA concurred with the Company’s voluntary hold and placed a clinical hold. SCYNEXIS is working to provide additional information to the FDA and discuss potential paths for resolution of this issue.
▪
The clinical hold and recall affect the two ongoing clinical studies: the Phase 3 MARIO study and a Phase 1 lactation study. The hold does not impact the recently completed FURI, CARES, VANQUISH and SCYNERGIA clinical studies, for which dosing is complete.
▪
The FDA determined that the compassionate use program for ibrexafungerp, which provides ibrexafungerp to patients with limited or no other treatment options, can continue provided the patient’s treating physician concludes a favorable benefit-risk assessment and the patient is made aware of and consents to the risk. This applies to patients currently in the program as well as for new patients, pending confirmation of available supply.
▪
SCYNEXIS’s pre-clinical stage compound, SCY-247, is not affected by these developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	October 2, 2023	By:	/s/ David Angulo, M.D.
		Name:	David Angulo, M.D.
		Its:	Chief Executive Officer